UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Board of Directors of The Majestic Star Casino, LLC (the “Company”) approved The Majestic Star Casino, LLC Deferred Compensation Plan (the “DCP”).

The new DCP establishes a nonqualified deferred compensation plan for the Company’s executives and members of the Board of Directors ("BOD") to provide current tax planning opportunities as well as supplemental funds upon retirement or death of the participants. Eligibility to participate in the plan is limited to BOD members and executives who are directors and above, or as selected by the Administrative Committee of the DCP. Participating executives may elect to defer up to 90% of their salary and up to 100% of their bonus, and participating BOD members may defer up to 100% of their director fees. The minimum deferral amount is $2,400 per year. The employer shall credit a matching contribution to participants' deferred compensation accounts equal to any matching contribution which would have been credited to the participants' 401(k) savings plan but for the participants' participation in this DCP.  The employer may make discretionary contributions to the participants' accounts at such times and in such amounts as the BOD in its sole discretion shall determine. These discretionary contributions are evidenced in special participation agreements.  Each participant is 100% vested at all times in their elective deferrals and any earnings thereon.  Matching contributions are vested in annual incremental percentage increases until the participant has completed five years of service upon which the participant becomes 100% vested.  Employer discretionary contributions are vested as set forth in the special participation agreements discussed above. Upon a change in control, as defined in the DCP, or a participant's death, prior to a separation of services, all balances shall be 100% vested.

The DCP is unfunded and maintained primarily to provide deferred compensation benefits to the previously described participants.  Participants and beneficiaries are unsecured general creditors, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under the DCP.

The Company may amend the DCP at any time upon approval of the BOD.

A copy of the DCP is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the DCP is not complete and is qualified in its entirety by reference to the full text of the DCP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	10.1	The Majestic Star Casino, LLC Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2007	THE MAJESTIC STAR CASINO, LLC
	By:	/s/ Jon S. Bennett
Jon S. Bennett Vice President and Chief Financial Officer
THE MAJESTIC STAR CASINO CAPITAL CORP.
	By:	/s/ Jon S. Bennett
Jon S. Bennett Vice President and Chief Financial Officer
MAJESTIC STAR CASINO CAPITAL CORP. II
	By:	/s/ Jon S. Bennett
Jon S. Bennett Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	The Majestic Star Casino, LLC Deferred Compensation Plan